EXHIBIT 10.32
STRATEGIC OUTSOURCING, INC.
2002 MANAGEMENT INCENTIVE PLAN
1.	Establishment and Effective Date. This Management Incentive Plan (the “Plan”) is established by Strategic Outsourcing, Inc. (“SOI”) for the purpose of focusing management on the successful resolution the Litigation more fully described below and linking compensation to the Litigation. The Plan is effective as of December 10, 2002.

2.	Definitions.
a.	Litigation. “Litigation” means the case of Strategic Outsourcing, Inc. and Strategic Outsourcing Health Plan vs. The Continental Insurance Company; Brokerage Concepts, Inc.; Corporate Healthcare Financing, Inc.; HCC Benefits Corp., as successor to U.S. Benefits Insurance Services, Inc.; and Louis J. Nicholas, filed in the United States District Court, Western District of North Carolina, Charlotte Division, Civil File No.: 3:01 CV 55-McK. If any of the causes of action brought by SOI in the aforementioned case are transferred to another case (for instance but without limitation, due to a change in venue or enforcement of an arbitration agreement), then the other case will be included in the Litigation.

b.	Recovery. “Recovery” means money actually received by SOI by reason of an award or judgment in the Litigation or any settlement or other disposition of the Litigation, minus attorney fees payable under a contingency fee arrangement to the law firm representing SOI in the Litigation and applicable to an amount received by SOI as a result of the Litigation (for example only, if SOI received $99 as a result of the Litigation and had agreed to a 1/3 attorney fee contingency, the Recovery would be $66). There may be more than one Recovery.
3.	Participation.
a.	Participants. The following individuals (“Participants”) shall be entitled to receive benefits under the Plan provided they meet the eligibility criteria described herein: Robert Fotsch; David Bell; Carl Guidice; Kerim Fidel; Michael Willson; Pamela Mallder; Robert Butterworth; Gil Aleman; Ken Williams.

b.	Eligibility. To be eligible to receive benefits under the Plan a Participant must have been employed by SOI on December 31, 2002. There are no other eligibility requirements.

c.	Successors and Assigns. If a Recovery is obtained after a Participant dies, then the Participant’s benefit will be paid to the Participant’s surviving spouse if any, and if there is no surviving spouse, the benefit will be paid to the Participant’s estate. If in the reasonable, good faith determination of SOI a person entitled to a benefit is legally incapable of giving a valid receipt and discharge of payment, SOI may pay the benefit to the person(s) or institution(s) it reasonably believes is caring for or supporting the him or her for his or her benefit, and such payment shall discharge SOI’s liability under the Plan for such benefit. Except as provided in this section, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.
4.	Benefits. When SOI receives a Recovery, each Participant who meets the eligibility requirements enumerated herein will receive a benefit calculated by multiplying the amount of the Recovery times the factor indicated in the table below (for example only, if a Recovery was obtained in the amount of $100 and a Participant had a factor of 0.01, the Participant would receive $1). Benefits may be paid to Participants net of taxes and other legally required withholdings. Benefits provided under the Plan will be in addition to any other compensation or benefits a Participant may be entitled to receive. Each Participant is responsible to furnish SOI with his or her current address and any other information needed to issue payment.

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EXHIBIT 10.33

Participant	Factor
Robert Fotsch	0.1100
David Bell	0.0450
Carl Guidice	0.0450
Kerim Fidel	0.0300
Michael Willson	0.0250
Pam Mallder	0.0200
Rob Butterworth	0.0200
Gil Aleman	0.0300
Ken Williams	0.0140

Total	0.3390
5.	Handling of the Litigation. SOI at all times has absolute discretion to conduct the Litigation including, without limitation, to retain counsel on terms of its choosing, to make, approve, and refuse settlement and compromise offers, and to pursue Recoveries. Nothing herein gives any Participant the right to participate in the Litigation or bring a cause of action based on SOl’s conduct of the Litigation (including, without limitation, a claim that Recovery was not maximized).
6.	No guarantee of employment. Nothing in the Plan creates any right of any Participant to remain employed by SOl or limit SOl’s right to discharge the Participant.
7.	Conditions to effectiveness. The Plan shall become effective if approved by a resolution of SOl’s Board of Directors and acknowledged by an officer of Union Planters Bank, N.A. as evidenced by such officer’s signature hereon.
8.	Miscellaneous. The Plan shall be governed by North Carolina law without regard to its choice of law provisions. The Plan shall terminate when all benefits payable under the Plan have been distributed and no further Recoveries will be obtained.

STRATEGIC OUTSOURCING, INC.

By:	/s/ Robert Fotsch	Date: 12-31-02
Robert Fotsch, CEO

ACKNOWLEDGED on behalf of Union Planters Bank, N.A.:

By:	/s/	Date: 1/5/03
Title:

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EXHIBIT 10.33
ADDENDUM TO
STRATEGIC OUTSOURCING, INC 2002 MANAGEMENT INCENTIVE PLAN
1.	Purpose. This Addendum is intended to focus management on the successful resolution of the Litigation more fully described below by linking compensation to the Litigation and to provide the opportunity for bonuses to certain members of management in lieu of 2004 management bonuses since SOI will achieve its targets but its parent corporation will not, resulting in the suspension of normal bonuses for the year.

2.	Definitions.
a.	Litigation. “Litigation” means the case of Strategic Outsourcing, Inc. vs. Continental Casualty Company filed in the United States District Court, Western District of North Carolina, Charlotte Division, Civil Action No.: 3:02CV540-McK. If any of the causes of action brought by SOI in the aforementioned case are transferred to another case (for instance but without limitation, due to a change in venue or enforcement of an arbitration agreement), then the other case will be included in the Litigation.

b.	Recovery. “Recovery” means money actually received by SOI by reason of an award or judgment in the Litigation or any settlement or other disposition of the Litigation, minus attorney fees payable to the law firm representing SOI in the Litigation in connection with the Litigation (for example only, if SOI received $99 as a result of the Litigation and had agreed to a 1/3 attorney fee contingency, the Recovery would be $66). There may be more than one Recovery.
3.	Participation.
a.	Participants. The following individuals (“Participants”) shall be entitled to receive benefits under this Addendum provided they meet the eligibility criteria described herein: Robert Fotsch; Carl Guidice; David Bell; Kerim Fidel; Pamela Mallder; Raphael Reznek; Sarah Smith; Michael Willson; Gil Aleman.

b.	Eligibility. To be eligible to receive benefits under this Addendum a Participant must have been employed by SOI on August 3, 2004. There are no other eligibility requirements.

c.	Successors and Assigns. If a Recovery is obtained after a Participant dies, then the Participant’s benefit will be paid to the Participant’s surviving spouse if any, and if there is no surviving spouse, the benefit will be paid to the Participant’s estate. If in the reasonable, good, faith determination of SOI a person entitled to a benefit is legally incapable of giving a valid receipt and discharge of payment, SOI may pay the benefit to the person(s) or institution(s) it reasonably believes is caring for or supporting the him or her for his or her benefit, and such payment shall discharge SOI’s liability under this Addendum for such benefit. Except as provided in this section, benefits under this Addendum may not be assigned or alienated, whether voluntarily or involuntarily.
4.	Benefits. When SOI receives a Recovery, each Participant who meets the eligibility requirements enumerated herein will receive a benefit calculated by multiplying the amount of the Recovery times the factor indicated in the table below (for example only, if a Recovery was obtained in the amount of $100 and a Participant had a factor of 0.01, the Participant would receive $1). Benefits may be paid to Participants net of taxes and other legally required withholdings. Benefits provided under this Addendum will be in addition to any other compensation or benefits a Participant may be entitled to receive. Each Participant is responsible to furnish SOI with his or her current address and any other information needed to issue payment.

Participant	Factor
Robert Fotsch	0.1100
David Bell	0.0450

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Carl Guidice	0.0450
Kerim Fidel	0.0300
Michael Willson	0.0250
Pam Mallder	0.0200
Gil Aleman	0.0300
Ken Williams	0.0140
Sarah Smith	0.0100
Raphael Reznek	0.0100

Total:	0.3390
5.	Handling of the Litigation. SOI at all times has absolute discretion to conduct the Litigation including, without limitation, to retain counsel on terms of its choosing, to make, approve, and refuse settlement and compromise offers, and to pursue Recoveries. Nothing herein gives any Participant the right to participate in the Litigation or bring a cause of action based on SOI’s conduct of the Litigation (including, without limitation, a claim that Recovery was not maximized).
6.	No guarantee of employment. Nothing in this Addendum creates any right of any Participant to remain employed by SOI or limit SOI’s right to discharge the Participant.
7.	Conditions to effectiveness. This Addendum shall become effective if approved by the Chief Executive Officer of SOI as evidenced by his signature hereon.
8.	Miscellaneous. This Addendum shall be governed by North Carolina law without regard to its choice of law provisions. This Addendum shall terminate when all benefits payable under it have been distributed and no further Recoveries will be obtained.
APPROVED:

/s/ Carl Guidice Carl Guidice, CEO	8/3/04 Date

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